                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                        1998            1997           1996
                                                    ------------    ------------    -----------
PRIMARY AND FULLY DILUTED
Weighted average shares outstanding.............      50,502,503      39,134,631     36,198,302
                                                    ============    ============    ===========
Net Loss........................................    $ (7,856,136)   $ (4,775,245)   $(4,672,271)
Deduct required dividends on convertible
  preferred stock, Series A.....................           2,823          20,760          2,650
Deduct required dividends on convertible
  preferred stock, Series B.....................              --       4,441,676        894,976
Deduct required dividends on convertible
  preferred stock, Series C.....................              --         844,960             --
Deduct required dividends on convertible
  preferred stock, Series D.....................         169,221       3,619,407             --
Deduct required dividends on convertible
  preferred stock, Series E.....................         127,918         971,936             --
Deduct required dividends on convertible
  preferred stock, Series F.....................         524,416              --             --
Deduct required dividends on convertible
  preferred stock, Series G.....................         708,139              --             --
Deduct required dividends on convertible
  preferred stock, Series H.....................         733,681              --             --
Deduct required dividends on convertible
  preferred stock, Series I.....................         232,154              --             --
                                                    ------------    ------------    -----------
Net loss attributable to common stock...........    $(10,354,488)   $(14,673,984)   $(5,569,897)
                                                    ============    ============    ===========
Loss per common share after deduction for
  required dividends on convertible preferred
  stock.........................................    $      (0.21)   $      (0.37)   $     (0.15)
                                                    ============    ============    ===========

                                      F-33